UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐Definitive Information Statement

KWIKCLICK, INC.
(Name of Registrant As Specified In Charter)

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KWIKCLICK, INC.

Information Statement Pursuant to Section 14C Of the Securities Exchange Act of 1934

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN CONSENT OF THE SHAREHOLDER HOLDING A MAJORITY OF THE VOTING POWER

June 28, 2022

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the shareholders of KwikClick, Inc., a Delaware corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of shareholders owning a majority of the Company’s voting stock, in accordance with the requirements of Section 228 of the Delaware General Corporation Law (“DCGL”) and the Company’s bylaws.

This Information Statement will first be mailed to shareholders on or about July , 2022, and is being furnished for informational purposes only. Again, the Company is neither requesting any existing shareholder of record for a proxy with regards to the corporate actions described in this Information Statement nor are any existing shareholders responsible to take any action in furtherance of its contents.

The close of business on June 24, 2022 is the record date (“Record Date”) for the stockholders entitled to receive notice about the corporate actions set forth herein regarding the Company’s authorization to amend its certificate of incorporation to increase the number of authorized shares of common stock, par value $0.0001 (“Common Stock”), from 150,000,000 to 400,000,000. The foregoing amendment is sometimes referred to herein as the “Action.”

Under Section 228 of the DCGL, any action required or permitted by the DCGL to be taken at a meeting of shareholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by shareholders holding at least a majority of the voting power.

Since June 10, 2020, Fred W. Cooper, our Chief Executive Officer and Chairman, through Cooper Family Investments, LP an entity over which he has voting control, has owned 68,282,323 shares of our common stock, par value $0.0001 per share (“Common Stock”), representing 57.8% of our outstanding shares of voting stock. On the Record Date, Mr. Cooper executed and delivered to us a written consent authorizing and approving the Action. The action was also signed by Craig Pickering on behalf of Cielo Family Heritage Trust and Willbright LLC two entities over which Mr. Pickering has voting control, which together represent an additional 16,668,035 shares of our Common Stock representing 14.3% of our outstanding shares of voting stock.

Accordingly, the Action has been approved by the holders of the outstanding shares of our Common Stock having a majority of the voting power with respect to the approval of the Action, and no further vote or further action of our shareholders is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. However, under applicable regulations, the Action will not be effective until at least 20 days after this Information Statement has first been mailed to shareholders. Shareholders do not have any dissenter rights in connection with the Action at hand.

On June 24, 2022, our board of directors approved the amendment of our certificate of incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 400,000,000 and authorized our officers to deliver this Information Statement.

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.

OUTSTANDING VOTING SECURITIES

As of the Record Date, there were 117,967,606 shares of Common Stock issued and outstanding and no preferred stock. Therefore, as of the Record Date, our issued and outstanding voting securities for the Action consisted of shares of Common Stock which is our only class of stock outstanding. As such, the written consent of a majority of the outstanding shares of Common Stock was necessary to authorize the Action described herein.

INFORMATION ON CONSENTING SHAREHOLDER

As stated above, under Section 228 of the Section 228 of the Delaware General Corporation Law, any action required or permitted by the Section 228 of the Delaware General Corporation Law to be taken at a meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.

As of the Record Date, Fred W. Cooper and Craig Pickering, through entities over which they have voting control owned 84,950,358 shares of Common Stock representing 72% of our outstanding shares of voting stock and executed and delivered to us a written consent authorizing and approving the Action set forth in this Information Statement.

ACTION: TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FROM 150,000,000 TO 400,000,000

The sole action set forth in this Information Statement is to amend the Certificate of incorporation of the Company to increase the number of authorized shares of Common Stock of the Company, par value $0.0001 per share, from 150,000,000 shares of Common Stock to 400,000,000 shares of Common Stock (the “Amendment”).

On June 24, 2022, our Board of Directors approved, subject to receiving the approval of one holder (the “Majority Shareholders”) of a majority of our outstanding capital stock (See “Information on Consenting Shareholder”, above), an amendment of our Certificate of incorporation (the “Certificate of Amendment of Certificate of Incorporation”), to increase the number of authorized shares of Common Stock we may issue from 150,000,000 to 400,000,000 (the “Share Increase”). The Majority Shareholders approved the Certificate of Amendment of Certificate of Incorporation pursuant to a written consent dated June 24, 2022. The Certificate of Amendment of Certificate of Incorporation effecting the share increase will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the filing of a definitive Information Statement to relating to approval of the Action (the “Definitive Information Statement”).

We are currently authorized by our Certificate of Incorporation to issue 150,000,000 shares of Common Stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share. Pursuant to the Certificate of Amendment of Certificate of Incorporation the number of shares of Common Stock we are authorized to issue will be increased to 400,000,000 shares. As of the date the Amendment was approved by our Board and the Majority Shareholders, there were 117,967,606 shares of our Common Stock issued and outstanding.

Reasons for the Share Increase

Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our Common Stock to allow for the issuance of shares of our Common Stock in connection with such other purposes as the Board determines. Such purposes may include future issuance of shares related to fundraising.

Effect of the Share Increase

The increase in the authorized number of shares of our Common Stock will permit our Board to issue additional shares of our Common Stock without further approval of our stockholders, and our Board does not intend to seek shareholder approval prior to any issuance of the authorized capital stock unless shareholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in dilution to our existing shareholders, and such issuances may not require shareholder approval.

We presently do not have in place provisions which may have an anti-takeover effect. The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our Common Stock may increase.

The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our shareholders.

The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information tables prepared in accordance with Section 13d-3 of the Securities Exchange Act of 1934, as amended, for the determination of beneficial owner set forth certain information regarding our Common Stock owned on June 24, 2022 by: (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, Common Stock, and Series D Stock; (ii) each director and officer; and (iii) all officers and directors as a group:

Name	Number of Common Stock Shares Owned or Controlled	Beneficial Ownership Percentage	Options/ Warrants Owned	Overall Voting Power	Overall Voting Power (%)
Fred W. Cooper (1)	68,282,323	57.88%	-	68,282,323	57.88%
Jeffrey A. Jensen (2)	-	0.00%	-	-	0.00%
Matt Williams (3)	1,100,000	0.93%	-	1,100,000	0.93%
Rodney Wilkinson (4)	75,000	0.06%	-	75,000	0.06%
Dan Shaw (5)	107,504	0.09%	-	107,504	0.09%
David Hunt (6)	272,910	0.23%	-	292,910	0.23%
Jeff Roberts (7)	75,000	0.06%	-	75,000	0.06%
Craig Pickering (8)	16,668,035	14.13%	-	16,668,035	14.13%
Ian Chandler (9)	9,892,884	8.39%	-	9,892,884	8.39%
WenHan Zhang (10)	9,892,885	8.39%	-	9,892,885	8.39%
Total of All Officers, Directors, and Affiliates as a group (8 persons and/or entities)	86,580,772	73.4%		86,580,772	73.4%

1.The address for Fred W. Cooper is 1284 Hidden Quail Cove Farmington, UT 84025. Mr. Cooper is our CEO and a member of the Company’s Board of Directors and beneficial ownership and/or voting control over 68,282,323 shares of the Company’s common stock. The common stock over which Mr. Cooper has voting control is held in Cooper Family Investments, LP and by Brady Cooper and Cameron Cooper who live in Mr. Cooper’s same household.

2.The address for Jeffery A. Jensen is 1171 S. 1620 E., Springville, UT 84663. Mr. Jensen serves as the Company’s Controller, Principal Accounting Officer and Treasurer and is currently not known to own any shares of the Company’s common stock.

3.The address for Matt Williams is 585 West 500 South Suite 130, Bountiful, Utah 84010. Mr. Williams previously served as the Company’s President until May 2022.

4.The address for Rodney Wilkinson is 2576 N. 860 E. Provo, UT 84604. Mr. Wilkinson serves as the Company’s Secretary.

5.The address for Dan Shaw is 2275 Corporate Cir. #275 Henderson, NV 89074. Mr. Shaw is a member of the Company’s Board of Directors and has beneficial ownership and/or voting control over 107,504 shares of the Company’s common stock. The common stock over which Mr. Shaw has voting control is held in limited liability companies controlled by Mr. Shaw.

6.The address for David Hunt is 66 Exchange Place, Salt Lake City, Utah 84111. Mr. Hunt is a member of the Company’s Board of Directors and has beneficial ownership and/or voting control over 272,910 shares of the Company’s common stock. The common stock over which Mr. Hunt has voting control is held in limited liability companies controlled by Mr. Hunt.

7.The address for Jeff Roberts is 585 West 500 South Suite 130, Bountiful, Utah 84010. Mr. Roberts is a member of the Company’s Board of Directors.

8.The address for Craig Pickering is 2395 E. 850 S. Springville, UT 84663. Mr. Pickering has beneficial ownership and/or voting control over 16,668,035 shares of the Company’s common stock. The common stock over which Mr. Pickering has voting control is held in Cielo Family Legacy Trust and Wilbright.

9.The address for Ian Chandler is 10272 S Jordan Creed Dr. South Jordan, UT 84095. Mr. Chandler has beneficial ownership and/or voting control over 9,892,884 shares of the Company’s common stock. The common stock over which Mr. Chandler has voting control is held in Chandler Family Investments 2.0, LLC.

10.The address for WenHan Zhang is 1792 Somerset Ridge Dr. Draper, UT 84020. Mr. Zhang has beneficial ownership and/or voting control over 9,892,885 shares of the Company’s common stock. The common stock over which Mr. Zhang has voting control is held in Zhang Family Investments 2.0, LLC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this Information Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this Information Statement our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 14, 2022.

Any statement incorporated by reference in this Information Statement from an earlier dated document that is inconsistent with a statement contained in this Information Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Information Statement, shall be deemed to be modified or superseded for purposes hereof by such statement contained in this Information Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Information Statement.

Any person to whom this Information Statement is delivered may (i) request copies of this Information Statement and any of the documents incorporated by reference herein, without charge, by written request to:

KwikClick, Inc.

585 West 500 South Suite 130

Bountiful, Utah 84010

In addition, shareholders as of the Record Date may download copies of each of the documents incorporated by reference herein from the SEC’s website at http://www.sec.gov. Documents incorporated by reference into this Information Statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

Our shareholders have no right under the Section 228 of the Delaware General Corporation Law, our certificate of incorporation or our by-laws to dissent from any of the provisions adopted in the Amendment.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on or after July  , 2022.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The close of business on June 24, 2022 is the Record Date for the determination of shareholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the filing of the Definitive Information Statement.

Th Definitive Information Statement will be mailed on or about July __, 2022 to all shareholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Dated: June 28, 2022	By Order of the Board of Directors,

/s/ Fred W. Cooper
Fred W. Cooper
Chief Executive Officer and Chairman

Exhibit A

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That through a joint written consent of the Stockholders and the Board of Directors of KwikClick, Inc. (the “Corporation” or the “Company”) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “IV” so that, as amended, said Article shall be and read as follows:

ARTICLE IV

The total number of shares of capital stock that the Corporation is authorized to issue is 405,000,000, consisting of 400,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series. Apart from any other provisions in this Certificate of Incorporation authorizing the issuance of shares of Preferred Stock, the Board of Directors of the Corporation is authorized to establish from time to time, by resolution or resolutions, the number of shares to be included in each series and to fix and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any series thereof, and to fix the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the original issue of shares of that series.

Subject to the provisions of applicable law or of the Bylaws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by applicable law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of June 2022.

By:
Rodney Wilkinson
Secretary